EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 23, 1997, on the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996, included in Henley Healthcare, Inc.'s Form 10-KSB/A-2 for the year ended December 31, 1997 and Form 8-K dated January 28, 1999, and to the reference to our Firm under the caption "Experts" in this Registration Statement.


/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP

New York, New York
January 27, 1999